UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): June 23, 2011
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The Annual Meeting of Shareholders for Chico’s FAS, Inc. was held on June 23, 2011 for the purpose of electing directors and voting on the proposals described below. Each Class III director was elected and each proposal was approved.
     Proposal 1 — Election of Class III Directors:

				Broker
	For	Against	Abstain	Non-Votes
John J. Mahoney	126,039,045	1,782,686	215,157	29,551,618
David F. Walker	125,958,328	1,865,353	213,207	29,551,618
Stephen E. Watson	126,031,144	1,791,599	214,145	29,551,618
     Proposal 2 — Approval of the Chico’s FAS, Inc. Second Amended and Restated 2002 Employee Stock Purchase Plan:

			Broker
For	Against	Abstain	Non-Votes
127,189,586	662,318	184,984	29,551,618
     Proposal 3— Ratification of the Appointment of Ernst & Young LLP as Independent Certified Public Accountants:

			Broker
For	Against	Abstain	Non-Votes
153,617,222	3,650,256	321,028	-0-
     Proposal 4 — Advisory Resolution on Executive Compensation:

			Broker
For	Against	Abstain	Non-Votes
124,641,004	3,307,448	88,436	29,551,618
     Proposal 5— Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation:

				Broker
1 year	2 years	3 years	Abstain	Non-Votes
112,842,551	724,134	14,349,325	120,879	29,551,617
In accordance with the recommendation of our Board of Directors and the voting results of the stockholders of Chico’s FAS, Inc. on this advisory proposal, our Board of Directors has adopted a policy to hold annual advisory votes on the compensation of our named executive officers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: June 28, 2011	By:	/s/ Kent A. Kleeberger
Kent A. Kleeberger, Executive Vice President – Chief
Operating Officer

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